Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-143558) of CMP Susquehanna Radio Holdings Corp. of our report dated April 15, 2009 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Atlanta, GA
April 15, 2009